Exhibit 99.1

NEWS RELEASE Contact: Earl Posey (210) 293-7918 www.globalscape.com

GlobalSCAPE Projects 2007 Revenues to Exceed Guidance by almost $1M

Tuesday, January 15, 2008

SAN ANTONIO—GlobalSCAPE (AMEX:GSB), a leading provider of products that allow companies to move, store and share files securely over the Internet, today announced projected record revenues for the quarter ending December 31, 2007 and the year 2007. Revenue for the 4th quarter, 2007 should exceed $4.4M, and for 2007 revenues should surpass $18.3M. The Company emphasized that these are preliminary, unaudited numbers that may be subject to audit adjustments upon completion in mid-March of this year.

“I am particularly encouraged by the strong finish we had in the fourth quarter, and am optimistic about our opportunities in 2008,” commented Randy Poole, President and CEO. “I look forward to reporting our fully audited final results in mid-March and discussing our plans for 2008 at that time.”

About GlobalSCAPE

GlobalSCAPE, a provider of Global Managed File Transfer (MFT) solutions and wide-area file services (WAFS) technologies, delivers a modular approach to solving the enterprise challenges of security, bandwidth, latency and regulatory compliance. GlobalSCAPE’s products securely and efficiently move files such as financial data, medical records, customer files, intellectual property, and other sensitive documents of any size between supply chain partners and branch offices. GlobalSCAPE’s products are used by mid-sized and large enterprise companies, including virtually all of the Fortune 100, leading technology, banking, healthcare, and public sector organizations. Headquartered in San Antonio, TX., GlobalSCAPE is also the developer of CuteFTP, the most popular file transfer protocol application on the market. For more information on our risk-free purchase options, visit www.globalscape.com or call 800-290-5054 (US) or 210-308-8267 (international).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain statements in this release concerning our future growth prospects are forward-looking statements, which involve a number of risks, and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2006 calendar year, filed on March 22, 2007 with the Securities and Exchange Commission.